EXHIBIT 2.6

                  CERTIFICATE OF AMENDMENT TO THE ARTICLES OF
                                INCORPORATION OF
                            ARUNDLE ASSOCIATES, INC.

I, the undersigned as Arundle Associates, do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened and held on the 22nd day of May , 1999 adopted a resolution to amend the original Articles of Incorporation as follows:

Article First shall be amended to read as follows:

                     THE NAME OF THE CORPORATION SHALL BE:
                              Ion Technology, Inc.

Article Second shall be amended to read as follows:

               The Resident Agent of the corporation shall be:
                   National Registered Agents, Inc., of NV
                         202 South Minnesota Street
                         Carson City, Nevada 89703

Article Seventh shall be amended to read as follows:

         CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:

I, National Registered Agents, Inc., of NV, hereby accept appointment as Resident Agent for the above named Corporation.

          By:    /s/   C. Baclet                            Date: 6/10/99
         -----------------------------                    -----------------
          Signature of Resident Agent

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of incorporation is 4,465,374; and that said change has been consented to and approved by a majority vote of the stockholders holding at lease a majority of each class of stock outstanding and entitled to vote thereon.

/s/ Julie De-Jon Smith                       /s/ James O. Smith
--------------------------------             --------------------------------
Julie De-Jon Smith, Secretary                James O. Smith, President

                             		     SIGN IN PRESENCE OF A NOTARY PUBLIC
                                             State of  California
                                             County of   Santa Clara
                                             This instrument was acknowledged
                                             before me on   June 1, 1999

                                             by: /s/ Daniel Allan Thurrott
                                             --------------------------------